Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone troutmansanders.com

December 23, 2011

Dynex Capital, Inc.

4991 Lake Brook Drive, Suite 100

Glen Allen, Virginia 23060

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with the preparation of a prospectus supplement and prospectus (together with the prospectus supplement, the “Prospectus”) relating to the offer and sale, from time to time after December 23, 2011, of up to 8,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), covered by the Company’s Registration Statement on Form S-3, file number 333-173551 (as the same may be amended and supplemented, the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares may be offered and sold from time to time pursuant to an Equity Distribution Agreement, dated as of June 24, 2011, by and between the Company and JMP Securities LLC, as amended by the Amendment No. 1 to Equity Distribution Agreement, dated as of December 23, 2011 (the “Distribution Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Articles of Incorporation, as amended to date (the “Restated Articles”), and the Amended and Restated Bylaws of the Company, as amended to date, (ii) the resolutions (the “Resolutions”) of the Board of Directors of the Company with respect to the offering and sale of the Shares under the Distribution Agreement and certain related matters, (iii) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof, and (iv) an executed copy of the Distribution Agreement.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the

ATLANTA    CHICAGO    HONG KONG    LONDON    NEW YORK    NEWARK    NORFOLK    ORANGE COUNTY     PORTLAND

RALEIGH      RICHMOND      SAN DIEGO      SHANGHAI      TYSONS CORNER      VIRGINIA BEACH       WASHINGTON, DC

Dynex Capital, Inc.

December 23, 2011

Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

In expressing the opinion set forth below, we have assumed that the Shares will not be issued or transferred in violation of the restrictions on ownership and transfer set forth in Article VI of the Restated Articles.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that the Shares have been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Restated Articles, the Registration Statement, the Resolutions and the Distribution Agreement (assuming that, upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable or convertible security then outstanding, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Restated Articles), the Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP